PURCHAGREE.DOC


America Online, Inc.


4 % Convertible Subordinated Notes
due November 15, 2002




Purchase Agreement

                                                    November 12, 1997

Goldman, Sachs & Co.,
BT Alex. Brown
Lehman Brothers Inc.
Cowen & Company
 As representatives of the several Purchasers named in Schedule I hereto,
c/o Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

    America Online, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the "Purchasers") an aggregate of $350,000,000 principal amount of its 4% Convertible Subordinated Notes due November 15, 2002 (the "Firm Securities"), and, at the election of the Purchasers, up to an aggregate of $50,000,000 additional principal amount thereof (the "Optional Securities") (the Firm Securities and any Optional Securities which the Purchasers elect to purchase pursuant to the Purchase Agreement (as hereinafter defined being collectively referred to as the "Securities") convertible into Common Stock, par value $0.01 per share ("Stock"), of the Company.

    The Purchasers and other holders (including subsequent transferees) of Securities will be entitled to the benefits of the registration rights agreement, to be dated as of the Time of Delivery (as defined below) (the "Registration Rights Agreement") between the Company and the Purchasers, in the form attached hereto as Exhibit B. Pursuant to the Registration Rights Agreement, the Company will agree to file with the United States Securities and Exchange Commission (the "Commission") under the circumstances set forth therein a shelf registration statement pursuant to Rule 415 under the United States Securities Act of 1933, as amended (the "Securities Act") relating to the resale of (i) such Securities and (ii) the shares of Stock initially issuable upon conversion of the Securities by holders thereof, and to use its best efforts to cause such shelf registration statement to be declared effective.

    1. The Company represents and warrants to, and agrees with, each of the Purchasers that:

        (a) An offering circular, dated November 12, 1997 (the "Offering Circular"), including the international supplement thereto, and the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 (the "Form 10-K") filed with the United States Securities and Exchange Commission (the "Commission") pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Company's definitive proxy statement (the "Proxy Statement") in connection with its 1997 annual meeting of stockholders, which are attached to and made a part of the Offering Circular, has been prepared in connection with the offering of the Securities and shares of the Stock issuable upon conversion thereof. Any reference to the Offering Circular shall be deemed to refer to and include the Form 10-K and the Proxy Statement and any reference to the Offering Circular, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Offering Circular and prior to such specified date and (ii) any Additional Issuer Information (as defined in Section 5(f)) furnished by the Company prior to the completion of the distribution of the Securities; and all documents filed under the Exchange Act and so deemed to be included in the Offering Circular or any amendment or supplement thereto are hereinafter called the "Exchange Act Reports". The Exchange Act Reports, at the time they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Offering Circular and any amendments or supplements thereto and the Exchange Act Reports did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser by or on behalf of Goldman, Sachs & Co. expressly for use therein;

        (b) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular, except for any loss or interference that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and, since the respective dates as of which information is given in the Offering Circular, there has not been any change in the capital stock or the Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than (i) pursuant to employee stock option plans existing on the date of this Agreement, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement, (ii) upon conversion of, and as contemplated by the Registration Rights Agreement with respect to the Securities or (iii) as permitted pursuant to paragraph 5(d)(iii) hereof) or long-term debt of the Company or any of its subsidiaries (which, for purposes of this representation, shall not include any increase in, or draw down under, the Company's credit facility with The Chase Manhattan Bank, the entering into of any lease financings or the entering into of any mortgage on the Company's real property) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of opera tions of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Offering Circular;

        (c) Except for a lien held by The Chase Manhattan Bank on all assets owned by the Company other than real property, a mortgage held by GMAC Commercial Mortgage Corporation on real property owned by the Company located on Sunrise Valley Drive in Reston, Virginia, and any lien or encumbrance relating to the Company's technical center in the leased parcel on which it is located in Reston, Virginia, the Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Circular or such as would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

        (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified in any such jurisdiction would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and each significant subsidiary (as defined in Rule 405 of Regulation C under the Securities Act) (a "Significant Subsidiary") of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

        (e) The Company has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the shares of Stock initially issuable upon conversion of the Securities have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and the Indenture referred to below and this Agreement, will be duly and validly issued, fully paid and non-assessable and will conform in all material respects to the description of the Stock contained in the Offering Circular; and all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for a lien on such shares held by Chase Manhattan Bank in connection with the Company's credit facility;

        (f) The Securities have been duly authorized by the Company and, when executed and delivered by the Company in accordance with the provisions of the Indenture and this Agreement and authenticated by the Trustee will constitute valid and legally binding obligations of the Company (subject as to enforceability to the qualifications in the next sentence) entitled to the benefits provided by the indenture to be dated as of November 17, 1997 (the "Indenture"), between the Company and State Street Bank and Trust Company, as Trustee (the "Trustee"), under which they are to be issued, which will be substantially in the form previously delivered to you. The Indenture has been duly authorized and when executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Offering Circular and will be in substantially the form previously delivered to you;

        (g) Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

        (h) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture, the Registration Rights Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for any conflict, breach or default that would not have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole, nor will such action result in any violation of (a) the provisions of the Certificate of Incorporation or By-laws of the Company or (b) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; provided, however, that in the case of clause (b) of this paragraph (h), this representation and warranty shall not extend to such violations as would not have a material adverse effect on the ability of the Company to perform its obligations under this Agreement, the Registration Rights Agreement, the Indenture or the Securities or to consummate the transactions contemplated thereby; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required other than in connection with the registration for resale of the Securities and Stock under the Securities Act pursuant to the Registration Rights Agreement, the qualification of the Indenture under the Trust Indenture Act in connection with such registration and actions under Blue Sky laws. Neither the Company nor any of its Significant Subsidiaries is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for any violation that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

        (i) The statements set forth in the Offering Circular under the caption "Description of Notes" and "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Securities and the Stock, accurately summarize in all material respects the legal matters, documents or proceedings referred to therein;

        (j) Other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole; and, to the best of the Company's knowledge, no such proceedings are threatened by governmental authorities or threatened by others;

        (k) When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the United States Securities Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

        (l)  The Company is subject to Section 13 or 15(d) of the Exchange Act;

        (m) The Company is not, and after giving effect to the offering and sale of the Securities, will not be an "investment company", or an entity "controlled" by an "investment company", as such terms are defined in the United States Investment Company Act of 1940, as amended (the "Investment Company Act");

        (n) Neither the Company, nor any person acting on its behalf (which shall not include the Purchasers) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Securities Act), by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act and the Company, any affiliate of the Company and any person acting on its or their behalf (which shall not include the Purchasers) has complied with and will implement the "offering restriction" within the meaning of such Rule 902;

        (o) Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers here under. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act;

        (p) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent auditors as required by the Securities Act and the rules and regulations of the Commission thereunder;

        (q) The Company has all corporate power to enter into this Agreement and the Registration Rights Agreement. This Agreement has been and, as of the Time of Delivery, the Registration Rights Agreement will have been, duly authorized, executed and delivered by the Company;

        (r) Except as set forth on Schedule II, there are no registration rights or other similar rights to have any securities of the Company (other than the Securities) registered under any Securities Act registration statement;

        (s) None of the holders of outstanding shares of capital stock of the Company and no other person has or will have any preemptive or other rights to purchase, subscribe for or otherwise acquire (i) the shares of Stock to be issued upon conversion of the Securities or any rights to such shares or
    (ii) as a result of or in connection with the transactions contemplated by the Indenture, this Agreement or the Registration Rights Agreement, any other capital stock of the Company or rights thereto; and

        (t) Each of the directors and executive officers of the Company listed in Schedule III hereto has entered into a written agreement with the Company in the form of Exhibit A hereto (each such agreement, a "Lock-up Agreement"), and executed originals of each Lock-up Agreement have been delivered to you.

    2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.5% of the principal amount thereof, plus accrued interest, if any, from November 17, 1997 to the Time of Delivery hereunder, the principal amount of Firm Securities set forth opposite the name of such Purchaser in Schedule I hereto and (b) in the event and to the extent that the Purchasers shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in clause (a) of this Section 2, that portion of the aggregate principal amount of Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractions of $1,000) determined by multiplying such aggregate principal amount of Optional Securities by a fraction, the numerator of which is the maximum aggregate principal amount of Optional Securities which such Purchaser is entitled to purchase as set forth opposite the name of such Purchaser in Schedule I hereto and the denominator of which is the maximum number of Optional Securities that all of the Purchasers are entitled to purchase hereunder.

        The Company hereby grants to the Purchasers the right to purchase at their election up to $50,000,000 aggregate principal amount of Optional Securities, at the purchase price set forth in clause (a) of this Section 2, for the sole purpose of covering overallotments in the sale of the Firm Securities. Any such election to purchase Optional Securities may be exercised only by written notice on one occasion from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate principal amount of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

    3. Upon the authorization by you of the release of the Firm Securities, the several Purchasers propose to offer the Firm Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser hereby represents and warrants to, and agrees with the Company that:

    (a) It will offer and sell the Securities only to: (i) persons who it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A under the Securities Act in transactions meeting the requirements of Rule 144A or (ii) upon the terms and conditions set forth in Annex I to this Agreement;

    (b) It is an Institutional Accredited Investor; and

    (c) It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.

    4. (a) The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Securities to Goldman, Sachs & Co., for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer to an account designated by the Company, in Federal (same day) funds, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Company will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment for the Firm Securities shall be 9:30 a.m., New York City time, on November 17, 1997 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing and with respect to the Optional Securities, 9:30 a.m., New York City time, on the date specified by Goldman, Sachs & Co. in writing, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the "First Time of Delivery" and such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the "Second Time of Delivery," and each such time and date for delivery is herein called the "Time of Delivery".

    (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 7(h) hereof, will be delivered at such time and date at the offices of Ropes & Gray, 885 Third Avenue, New York, NY 10022-4834 (the "Closing Location"), and the Securities will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 10:00 a.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

    5.  The Company agrees with each of the Purchasers:

    (a) To prepare the Offering Circular in a form reasonably acceptable to you; to make no amendment or any supplement to the Offering Circular which shall be disapproved by you in your reasonable judgment promptly after reasonable notice thereof; and to furnish you with copies thereof;

    (b) Promptly from time to time to take such action as is required under the Registration Rights Agreement to qualify the Securities and the shares of Stock issuable upon conversion of the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or take any action that would subject it to taxation in any jurisdiction where it is not so subject;

    (c) To furnish the Purchasers with four copies of the Offering Circular and each amendment or supplement thereto signed by an authorized officer of the Company with the independent accountants' report(s) in the Offering Circular, and any amendment or supplement containing amendments to the financial statements covered by such report(s), signed by the accountants, and additional copies thereof in such quantities as you may from time to time reasonably request, and if, at any time prior to the earlier of the expiration of nine months after the date of the Offering Circular or your completion of the initial distribution of the Securities, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

    (d) During the period beginning from the date hereof and continuing until the date 90 days after the date hereof, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder any securities of the Company that are substantially similar to the Securities or the Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than (i) pursuant to employee stock option plans existing on the date of this Agreement, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement (ii) upon conversion of, and as contemplated by the Registration Rights Agreement with respect to, the Securities or (iii) any offer, sale, contract to sell or other disposition by the Company of any shares of Common Stock or any other securities of the Company in connection with acquisitions, joint ventures, strategic relationships, lease or other financings, license agreements or similar transactions (provided that the market value of all such securities issuable pursuant to this subsection (c) shall not exceed $300 million) without the prior written consent of Goldman, Sachs & Co.;

    (e) Not to be or become, at any time prior to the expiration of two years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

     (f) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and the Stock issuable upon conversion thereof and prospective purchasers of securities information (the "Additional Issuer Information") satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act;

    (g) To use its reasonable best efforts to cause the Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc;

    (h) To furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

    (i) During the period of two years after the Time of Delivery (or such shorter period following the latest date of original issuance of the Securities after which resales of the Securities may be effected by non-affiliates of the Company in reliance on paragraph (k) of Rule 144 under the Securities Act, or any successor provision thereto), the Company will not resell, and will use reasonable efforts to prevent any of its "affiliates" (as defined in Rule 144 under the Securities Act) from reselling, any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them;

    (j) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Circular under the caption "Use of Proceeds" ;

    (k) To reserve and keep available at all times, free of preemptive rights, shares of Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of Stock upon conversion of the Securities;

    (l) Until such time as any Security or any Stock issuable upon conversion thereof is registered under the Securities Act pursuant to the Registration Rights Agreement and transferred pursuant to such registration, to include a legend on the Securities and the Stock issuable upon the conversion thereof to the effect set forth under "Notice to Investors" in the Offering Circular; and

    (m) List the shares of Stock issuable upon conversion of the Securities on the New York Stock Exchange.

    6. The Company covenants and agrees with the several Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the issue of the Securities and the shares of Stock issuable upon conversion of the Securities and all other expenses of the Company in connection with the preparation, printing and filing of the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Indenture, the Registration Rights Agreement, any Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities and the shares of Stock issuable upon conversion of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) any cost incurred in connection with the designation of the Securities for trading in PORTAL and the listing of the shares of Stock issuable upon conversion of the Securities; and
(viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

    7. The obligations of the Purchasers hereunder, as to the Securities to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

    (a) Ropes & Gray, counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated the Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

    (b) George Vradenburg, general counsel for the Company, shall have furnished to you his written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

        (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Circular;

        (ii) The Company has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

       (iii) To such counsel's knowledge, the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

       (iv) Each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, except to the extent that the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors' qualifying shares) are owned directly or indirectly by the Company, (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions and certificates);

        (v) To such counsel's knowledge and other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate reasonably be expected to have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole; and, to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

       (vi) This Agreement has been duly authorized, executed and delivered by the Company;

        (vii) The issue and sale of the Securities and the performance by the Company of its obligations under the Securities, the Indenture, the Registration Rights Agreement and this Agreement with respect to the Securities and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for any violation that would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, nor will such actions result in any violation of (a) the provisions of the Certificate of Incorporation or By-laws of the Company or (b) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties except, as to clause (b), any violation that would not have a material adverse effect on the ability of the Company to perform its obligations under this Agreement, the Registration Rights Agreement, the Securities or the Indenture or to consummate the transactions contemplated hereby or thereby;

     (viii) To such counsel's knowledge, no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, the Indenture or the Registration Rights Agreement, except such as may be required under the Securities Act in connection with the registration of the Securities pursuant to the Registration Rights Agreement, the qualification of the Indenture under the Trust Indenture Act at the time of the filing of a registration statement pursuant to the Registration Rights Agreement, and such consents, approvals, authorizations, registrations or qualifications (i) as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers and (ii) the failure of which to obtain would not have a material adverse effect on the ability of the Company to perform its obligations under this Agreement, the Registration Rights Agreement, the Securities or the Indenture or to consummate the transactions contemplated hereby or thereby;

       (ix) The Exchange Act Reports (other than the financial statements and schedules and other financial information or financial data included therein, as to which such counsel need express no opinion), at the time they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder;

        (x) Except as set forth on Schedule II, to such counsel's knowledge, no holder of any security of the Company has any right (except as has been satisfied or waived) to require registration of shares of Common Stock or any other security of the Company because of the consummation of the transactions contemplated by this Agreement, the Registration Rights Agreement and the Indenture.

    Such counsel shall also include a statement to the effect that, although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Circular, such counsel has no reason to believe that the Offering Circular, as of the date hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to the financial statements and other financial information or financial data included or incorporated by reference therein). With respect to such statements, such counsel may state that his belief is based upon his participation in the preparation of the Offering Circular and any amendments or supplements thereto and documents incorporated therein by reference, certificates of officers of the Company and of state authorities and discussion of the contents thereof with officers of the Company, but is without independent check or verification except as specified.

    (c) Mintz, Levin , Cohn, Ferris, Glovsky and Popeo, P.C., counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

        (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Circular;

        (ii) The shares of Stock initially issuable upon conversion of the Securities have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities, the Indenture and this Agreement, will be duly and validly issued and fully paid and non-assessable, and will conform in all material respects to the description of the Stock contained in the Offering Circular;

       (iii) To such counsel's knowledge and other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that are required to be disclosed in the Company's Exchange Act reports that are not so disclosed and, to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

       (iv) This Agreement has been duly authorized, executed and delivered by the Company;

        (v) The Securities are in the form contemplated by the Indenture, have been duly authorized and executed by the Company and authenticated by the Trustee in the manner provided for in the Indenture and when delivered against the purchase price therefor specified herein, will constitute valid and legally binding obligations of the Company (subject as to enforceability to the qualifications in the next paragraph) entitled to the benefits provided by the Indenture; and the Securities and the Indenture conform in all material respects to the description thereof in the Offering Circular;

       (vi) Each of the Registration Rights Agreement and the Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

      (vii) The issue and sale of the Securities and the performance by the Company of its obligations under the Securities, the Indenture, the Registration Rights Agreement and this Agreement with respect to the Securities and the consummation of the transactions herein and therein contemplated will not result in any violation of (a) the provisions of the Certificate of Incorporation or By-laws of the Company or (b) to such counsel's knowledge, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties except, as to clause
    (b), any violation that would not have a material adverse effect on the ability of the Company to perform its obligations under this Agreement, the Registration Rights Agreement, the Securities or the Indenture or to consummate the transactions contemplated hereby or thereby;

    (viii) To such counsel's knowledge, no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, the Indenture or the Registration Rights Agreement, except such as may be required under the Securities Act in connection with the registration of the Securities pursuant to the Registration Rights Agreement, the qualification of the Indenture under the Trust Indenture Act at the time of the filing of a registration statement pursuant to the Registration Rights Agreement, and such consents, approvals, authorizations, registrations or qualifications (i) as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers and (ii) the failure of which to obtain would not have a material adverse effect on the ability of the Company to perform its obligations under this Agreement, the Registration Rights Agreement, the Securities or the Indenture or to consummate the transactions contemplated hereby or thereby;

       (ix) The statements set forth in the Offering Circular under the caption "Description of Notes" and "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Securities and the Stock and under the caption "Certain U.S. Federal Income Tax Consequences", insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly summarize such provisions in all material respects;

        (x) Assuming (i) the accuracy of the representations and warranties of the Company in Sections 1(n) and 1(o) and (ii) the accuracy of the representations and warranties of the Purchasers in Section 3(b) and the compliance by the Purchasers with the covenants in Sections 3(a), 3(c) and Annex I, no registration of the Securities under the Securities Act, and no qualification of an indenture under the United States Trust Indenture Act of 1939 with respect thereto, is required for the offer, sale and initial resale of the Securities by the Purchasers in the manner contemplated by this Agreement; and

        (xi) The Company is not an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act;

    Such counsel shall also include a statement to the effect that, although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Circular, such counsel has no reason to believe that the Offering Circular, as of the date hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to the financial statements and other financial information or data included or incorporated by reference therein). With respect to such statements, such counsel may state that its belief is based upon its participation in the preparation of the Offering Circular and any amendments or supplements thereto and documents incorporated therein by reference, certificates of officers of the Company and of state authorities and discussion of the contents thereof with officers of the Company, but is without independent check or verification except as specified.

     (d) On the date of the Offering Circular prior to the execution of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II hereto;

     (e) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular, and (ii) since the respective dates as of which information is given in the Offering Circular there shall not have been any change in the capital stock or the Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than (i) pursuant to employee stock option plans existing on the date of this Agreement, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement (ii) upon conversion of, and as contemplated by the Registration Rights Agreement with respect to the Securities or (iii) as permitted pursuant to paragraph 5(d)(iii) hereof) or long-term debt of the Company or any of its subsidiaries (which, for purposes hereof, shall not include any increase in, or draw down under, the Company's credit facility with The Chase Manhattan Bank, the entering into of any lease financings or the entering into of any mortgage on the Company's real property) or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Offering Circular, the effect of which, in any such case described in Clause (i) or (ii) is in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

     (f) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

     (g) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Circular;

     (h)  The Securities have been designated for trading on PORTAL;

     (i) Each Lock-up Agreement shall have been duly executed and delivered to the Company and you and there shall have occurred no breach of any Lock-up Agreement; and

     (j) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (d) of this Section and as to such other matters as you may reasonably request.

     8. (a) The Company will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or otherwise, inso far as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any reasonable legal or other expenses reasonably incurred by such Purchaser in con nection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Purchaser by or on behalf of Goldman, Sachs & Co. expressly for use therein.

     (b) Each Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any reasonable legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c)  Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the com mencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection (a) or (b). In case any such action shall be brought against any indemnified party and it shall promptly notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indem nified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party (which consent shall not be unreasonably withheld), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment
(i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omis sions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.
The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net pro ceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities under written by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act; and the obligations of the Purchasers under this Section 8 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

     9. (a) If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satis factory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term "Purchaser" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

     (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Purchasers to purchase and of the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in
Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

     10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

     11. If this Agreement shall be terminated pursuant to Section 9 hereof, or if the sale of the Securities shall not have been consummated because the condition in Section 7(f) shall not have been satisfied or because the condition in Section 7(a) shall not have been satisfied at a time when all other conditions in Section 7 shall have been satisfied, the Company shall not then be under any liability to any Purchaser except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchasers through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Purchaser except as provided in Sections 6 and 8 hereof.

     12. In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: Secretary; provided, however, that any notice to a Purchaser pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     13. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

     14.  Time shall be of the essence of this Agreement.

     15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us seven (7) counterparts hereof, and upon such acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers and the Company.

                                   Very truly yours,

                                   AMERICA ONLINE, INC.

                                        By:  /S/LENNERT J. LEADER
                                        Name:  Lennert J. Leader
                                        Title:  Senior Vice President,
                                        Chief Financial Officer, Treasurer,
                                        Chief Accounting Officer and
                                        Assistant Secretary


Accepted as of the date hereof:

Goldman, Sachs & Co.
BT Alex. Brown
Lehman Brothers Inc.
Cowen & Company




By:  /S/GOLDMAN, SACHS & CO.
(Goldman, Sachs  Co.)


SCHEDULE I

                                           Aggregate
                            Total        Principal Amount
                          Aggregate        of Optional
                          Amount of        Securities
                            Firm              to be
                          Securities       Purchased if
                            to be         Maximum Option
                          Purchased         Exercised

Goldman, Sachs & Co.     $280,001,000      $40,001,000
BT Alex. Brown.            23,333,000        3,333,000
Lehman Brothers Inc        23,333,000        3,333,000
Cowen & Company            23,333,000        3,333,000

Total                    $350,000,000      $50,000,000




                            SCHEDULE II

                          EXISTING REGISTRATION RIGHTS



                               REGISTRATION RIGHTS



 NAME OF ACQUISITION/      REGISTRABLE SHARES*
   TRANSACTION

 2Market, Inc.                            14,000

 Bertelsmann AG                        3,609,000

 Extreme Fans, Inc.                       33,000

 The Grandstand Sports                     1,000
 Services, Inc.

 Johnson-Grace Company                 1,486,000

 Legg Mason                              363,000

 LightSpeed Media, Inc.                   17,000

 Mitsui                                396,000**

 Sprint                                3,600,000

 TOTAL                                 9,519,000


_________
*Rounded to nearest 1,000 shares.
**Estimated number of Common Stock shares issuable upon conversion of 1,000 shares of Series B Convertible Preferred Stock (as of September 30).




                            SCHEDULE III


                          LOCK-UP AGREEMENT SIGNATURES


Daniel Akerson
Bruce Bond
Kathryn Bushkin
Stephen Case
Frank Caufield
Robert Frankenberg
Miles Gilburne
Alexander Haig
Richard Hanlon
James Kimsey
Lennert Leader
Theodore Leonsis
William Melton
Thomas Middelhoff
Robert Pittman
Mark Stavish
George Vradenburg



     ANNEX I

     (1) The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Purchaser represents that it has offered and sold the Securities, and will offer and sell the Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 903 of Regulation S or, Rule 144A under the Act. Accordingly, each Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to Rule
144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

          "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this paragraph have the meanings given to them by Regulation S.

     (2) Notwithstanding the foregoing, Securities in registered form may be offered, sold and delivered by the Purchasers in the United States and to U.S. persons pursuant to Section 3 of this Agreement without delivery of the written statement required by paragraph (1) above.

     (3) Each Purchaser further represents and agrees that (i) it has not offered or sold and prior to the date six months after the date of issue of the Securities will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (b) it has complied, and will comply, with all applicable provisions of the Financial Services Act of 1986 of Great Britain with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 of Great Britain or is a person to whom the document may otherwise lawfully be issued or passed on.

     (4) Each Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. Each Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. Each Purchaser agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except in any such case with Goldman, Sachs & Co.'s express written consent and then only at its own risk and expense.

                                                             ANNEX II



     Pursuant to Section 7(d) of the Purchase Agreement, the accountants shall furnish letters to the Purchasers to the effect that:



      (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Exchange Act of 1934 (the "Exchange Act") and the applicable published rules and regulations thereunder;



     (ii) In our opinion, the consolidated financial statements and financial statement schedules audited by us and included in the Offering Circular comply as to form in all material respects with the applicable requirements of the Exchange Act and the related published rules and regulations;



    (iii) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Offering Circular agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years;



     (iv) On the basis of limited procedures not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Offering Circular, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:



               (A) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Offering Circular are not in conformity with generally accepted accounting principles applied on the basis substantially consistent with the basis for the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Offering Circular;



               (B) any other unaudited income statement data and balance sheet items included in the Offering Circular do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Offering Circular;



               (C) the unaudited financial statements which were not included in the Offering Circular but from which were derived any unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Offering Circular and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Offering Circular;



               (D) any unaudited pro forma consolidated condensed financial statements included in the Offering Circular do not comply as to form in all material respects with the applicable accounting requirements or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;



               (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Offering Circular or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Offering Circular except in each case for changes, increases or decreases which the Offering Circular discloses have occurred or may occur or which are described in such letter; and



               (F) from the period from the date of the latest financial statements included in the Offering Circular to the specified date referred to in Clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Offering Circular discloses have occurred or may occur or which are described in such letter; and



      (v) In addition to the examination referred to in their report(s) included in the Offering Circular and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Offering Circular, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.